Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 4	Trade Date: 9/19/02
(To Prospectus dated July 22, 2002)	Issue Date: 9/24/02

The date of this Pricing Supplement is September 19, 2002

CUSIP or Common Code:	41013MAH3	41013MAJ9	41013MAK6

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,922,710.50	$2,536,375.00	$2,096,925.50

Discounts and Commissions:	1.450%	1.500%	2.150%

Reallowance:	0.200%	0.200%	0.350%

Dealer:	98.750%	98.700%	98.100%

Maturity Date:	9/15/10	9/15/12	9/15/22

Stated Annual Interest Rate:	4.250%	4.750%	5.400%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	10/15/02	10/15/02	10/15/02

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)

Original Issue Discount[1]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[1]
For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.